EXHIBIT 99.1

POWER OF ATTORNEY OF DIRECTOR OF

ALLSTATE ASSURANCE COMPANY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Allstate Assurance Company, an Illinois insurance company, which proposes to file with the Securities and Exchange Commission, under the provisions of the Investment Company Act of 1940, or amendment to Form N-3, each hereby constitutes and appoints Matthew E. Winter and Angela K. Fontana as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to do any and all acts and things and execute, for him or her and in his or her name, place and stead, said form and any and all amendments thereto and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them (acting alone), full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of April 29, 2016.

SIGNATURE	TITLE

/s/ James D. Devries	Director
James D. Devries

/s/ Angela K. Fontana	Director, Vice President, General Counsel
Angela K. Fontana	and Secretary

/s/ Mary Jane Fortin	Director and President
Mary Jane Fortin

/s/ Mario Imbarrato	Director, Vice President
Mario Imbarrato	and Chief Financial Officer

/s/ Wilford J. Kavanaugh	Director and Senior Vice President
Wilford J. Kavanaugh

/s/ Katherine A. Mabe	Director
Katherine A. Mabe

/s/ Harry R. Miller	Director, Senior Vice President and
Harry R. Miller	Chief Risk Officer

/s/ Samuel H. Pilch	Director, Senior Group Vice President
Samuel H. Pilch

/s/ John M. Rhodes	Director
John M. Rhodes

/s/ Steven E. Shebik	Director
Steven E. Shebik

/s/ Steven P. Sorenson	Director
Steven P. Sorenson

/s/ Thomas J. Wilson	Director and Chairman of the Board
Thomas J. Wilson

/s/ Matthew E. Winter	Director and Chief Executive Officer
Matthew E. Winter